UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

Cohen & Company Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 20, 2026, Cohen & Company Inc., a Maryland corporation (the “Company”), entered into an Equity Distribution Agreement (the “Agreement”) with Northland Securities, Inc. (trade name Northland Capital Markets) (“Northland”) and Cohen & Company Securities, LLC (“Cohen Securities”), as sales agents (Cohen Securities and Northland, together, the “Sales Agent”), relating to the issuance and sale from time to time by the Company (the “ATM Program”), through the Sales Agents, of shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $75,000,000 (the “Shares”). Sales of the Shares, if any, under the Agreement will be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), as agreed with the Sales Agents. In accordance with the applicable rules of the Securities and Exchange Commission (the “SEC”), as of the date of this Current Report on Form 8-K, the Company is permitted to sell an aggregate of up to $13,094,305 in Shares under the Agreement, which represents one-third of the value of the Company’s outstanding common stock held by non-affiliates of the Company. Cohen Securities is a subsidiary of Cohen & Company, LLC, the Company’s operating subsidiary.

The Agreement includes customary representations, warranties and covenants by the Company and customary obligations of the parties and termination provisions. The Company has agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Sales Agents may be required to make with respect to any of those liabilities. The Company will pay each Sales Agent a commission of 2.5% of the gross offering proceeds of the Shares sold through such Sales Agent pursuant to the Agreement.

The Shares to be sold under the Agreement, if any, will be issued and sold pursuant to the prospectus forming a part of the Company’s shelf registration statement on Form S-3 (File No. 333-275186), which was filed with, and declared effective by, the SEC on November 26, 2023 and May 6, 2024, respectively, and any successor registration statement filed by the Company with respect to the Shares.

The offering of the Company’s common stock pursuant to the Agreement will terminate upon the sale of all of the Shares pursuant to the Agreement, unless sooner terminated in accordance with the terms and conditions of the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 10.1 by reference. In connection with the ATM Program, Duane Morris LLP provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Company’s execution of the Agreement, the Equity Distribution Agreement, dated October 5, 2023, by and between the Company and Northland, was terminated.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1*	Opinion of Duane Morris LLP.
10.1*	Equity Distribution Agreement, dated February 20, 2026, by and between Cohen & Company Inc. and Northland Capital Markets.
23.1*	Consent of Duane Morris LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (Embedded within the inline XBRL document).

* Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: February 20, 2026	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer